Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

SECOND QUARTER 2024 FINANCIAL RESULTS

Englewood, Colorado, August 8, 2024- Liberty Media Corporation (“Liberty Media” or “Liberty”) (NASDAQ: LSXMA, LSXMB, LSXMK, FWONA, FWONK, LLYVA, LLYVK) today reported second quarter 2024 results. Headlines include(1):

●	Attributed to Liberty SiriusXM Group
o	SiriusXM reported second quarter 2024 operating and financial results
◾	Second quarter 2024 revenue of $2.18 billion
◾	Ad revenue of $443 million
◾	Net income of $316 million; diluted EPS of $0.08
◾	Adjusted EBITDA(2) of $702 million
◾	Free cash flow(2) of $343 million
◾	SiriusXM reiterated 2024 financial guidance
o	Liberty Media’s ownership of SiriusXM was 83.3% as of July 30th
o	Expect to complete planned combination of Liberty SiriusXM Group and SiriusXM on September 9th
o	Liberty repaid $35 million under SiriusXM margin loan in second quarter
●	Attributed to Formula One Group
o	On track to complete MotoGP acquisition by year-end 2024
o	F1 announced 2025 Sprint calendar across China, Miami, Belgium, Austin, Brazil and Qatar
o	Expanded partnership with Las Vegas Convention and Visitors Authority to Official Partner of F1
●	Attributed to Liberty Live Group
o	Fair value of Live Nation investment was $6.5 billion as of June 30th

“We are excited that the combination of Liberty SiriusXM Group with SiriusXM is expected to close on September 9th. SiriusXM drove sequential adjusted EBITDA and free cash flow improvement in the quarter, demonstrating their commitment to strong financial results while supporting ongoing growth initiatives,” said Greg Maffei, Liberty Media President and CEO. “Formula 1 is having an incredible season with particularly high engagement in growth markets. Five races have already set US live viewership records for their events, and we look forward to our new opportunities ahead including Apple’s highly anticipated F1 film which will debut in June 2025. Live Nation achieved record concerts profitability and global demand hasn’t slowed as indicators point to another record year ahead.”

Discussion of Results

Unless otherwise noted, the following discussion compares financial information for the three months ended June 30, 2024 to the same period in 2023.

LIBERTY SIRIUSXM GROUP – The following table provides the financial results attributed to Liberty SiriusXM Group for the second quarter of 2024. In the second quarter, $11 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to Liberty SiriusXM Group.

	2Q23	2Q24	% Change

	amounts in millions
Liberty SiriusXM Group
Revenue
SiriusXM	$2,250	$2,178	(3)%
Total Liberty SiriusXM Group	$2,250	$2,178	(3)%
Operating Income (Loss)
SiriusXM	464	482	4%
Corporate and other	(12)	(11)	8%
Total Liberty SiriusXM Group	$452	$471	4%
Adjusted OIBDA (Loss)
SiriusXM	702	688	(2)%
Corporate and other	(8)	(9)	(13)%
Total Liberty SiriusXM Group	$694	$679	(2)%

SiriusXM is a separate publicly traded company and additional information about SiriusXM can be obtained through its website and filings with the Securities and Exchange Commission. SiriusXM reported its stand-alone second quarter results on August 1, 2024. For additional detail on SiriusXM’s financial results for the second quarter, please see SiriusXM’s earnings release posted to its Investor Relations website. For presentation purposes on page one of this release, we include the results of SiriusXM, as reported by SiriusXM, without regard to the purchase accounting adjustments applied by us for purposes of our financial statements. Liberty Media believes the presentation of financial results as reported by SiriusXM is useful to investors as the comparability of those results is best understood in the context of SiriusXM's historical financial presentation.

The businesses and assets attributed to Liberty SiriusXM Group consist primarily of Liberty Media’s interest in SiriusXM, which includes its subsidiary Pandora.

FORMULA ONE GROUP – The following table provides the financial results attributed to Formula One Group for the second quarter of 2024. In the second quarter, Formula One Group incurred $14 million of corporate level selling, general and administrative expense (including stock-based compensation expense).

	2Q23	2Q24

	amounts in millions
Formula One Group
Revenue
Formula 1	$724	$871
Corporate and other	—	141
Intergroup elimination	—	(24)
Total Formula One Group	$724	$988
Operating Income (Loss)
Formula 1	$72	$84
Corporate and other	(20)	(25)
Total Formula One Group	$52	$59
Adjusted OIBDA (Loss)
Formula 1	$155	$160
Corporate and other	(14)	5
Total Formula One Group	$141	$165

F1 Operating Results

“The F1 season is seeing phenomenal racing, with seven different winners through fourteen races and tighter gaps across the grid. Social media followers are up over 30% across F1 platforms and we had 3.7 million race attendees through the first half of the season with ten sellout crowds,” said Stefano Domenicali, Formula 1 President and CEO. “F1 Academy is off to a strong start in its first season running all events alongside F1 race weekends. Together with the Sprint and FIA F2 and F3, it is adding to the exciting on-track action and bringing added value to our fans, promoters and sponsors.”

The following table provides the operating results of Formula 1 (“F1”).

	2Q23	2Q24	% Change

	amounts in millions
Primary Formula 1 revenue	$618	$739	20%
Other Formula 1 revenue	106	132	25%
Total Formula 1 revenue	$724	$871	20%
Operating expenses (excluding stock-based compensation):
Team payments	(344)	(435)	(26)%
Other cost of Formula 1 revenue	(175)	(210)	(20)%
Cost of Formula 1 revenue	$(519)	$(645)	(24)%
Selling, general and administrative expenses	(50)	(66)	(32)%
Adjusted OIBDA	$155	$160	3%
Stock-based compensation	(1)	(1)	—%
Depreciation and Amortization(a)	(82)	(75)	9%
Operating income (loss)	$72	$84	17%

Number of races in period	6	8

a)	Includes $74 million and $61 million of amortization related to purchase accounting for the periods ended June 30, 2023 and June 30, 2024, respectively, that is excluded from calculations for purposes of team payments.

Primary F1 revenue represents the majority of F1’s revenue and is derived from (i) race promotion revenue, (ii) media rights fees and (iii) sponsorship fees.

There were eight races held in the second quarter of 2024, compared to six races held in the second quarter of 2023. There are 24 events scheduled for the 2024 race calendar, compared to 22 events held in 2023.

Primary F1 revenue increased in the second quarter with growth across media rights and sponsorship partly driven by two more races held in the current period, which resulted in a greater proportion of season-based revenue recognized, as well as contractual increases in fees. Media rights revenue also benefited from continued growth in F1 TV subscription revenue. Sponsorship revenue also increased due to the impact of the mix of races on event specific fees and recognition of revenue from new sponsors. Race promotion revenue was relatively flat in the second quarter as fees from the additional races were offset by the different mix of events compared to the prior year period. Other F1 revenue increased in the second quarter primarily due to higher hospitality, freight, travel, technical services and F2 and F3 income driven by the additional races held in the current period.

Operating income and Adjusted OIBDA(2) increased in the second quarter. Team payments increased due to the pro rata recognition of payments across the race season with two more races held in the current period and the expectation of higher team payments for the full year. Other cost of F1 revenue is largely variable in nature and is mostly derived from servicing both Primary and Other F1 revenue opportunities. These costs increased due to higher commissions and partner servicing costs associated with growth in Primary F1 revenue streams as well as higher hospitality, FIA regulatory, digital, technical and travel costs from the additional races held in the current period. Other cost of F1 revenue in the second quarter was also impacted by higher costs associated with F1 Academy and lease expense for the Las Vegas Grand Prix Plaza which wasn’t incurred in the prior year. Selling, general and administrative expense increased due to higher personnel, IT and property costs as well as legal and other professional fees, partially offset by lower marketing costs, foreign exchange favorability and bad debt recoveries.

Corporate and Other Operating Results

Liberty closed the Quint acquisition on January 2nd and began consolidating Quint results within the Corporate and Other segment. Corporate and Other revenue increased in the second quarter due to the Quint acquisition and $6 million of rental income related to the Las Vegas Grand Prix Plaza. Quint’s revenue is seasonal around its largest events, which are generally during the second and fourth quarters, and in the second quarter Quint results were primarily driven by the Kentucky Derby and F1 Experiences across the eight races held. Corporate and Other Adjusted OIBDA for the second quarter of 2024 includes the rental income related to the Las Vegas Grand Prix Plaza, Quint results and other corporate overhead.

The businesses and assets attributed to Formula One Group consist primarily of Liberty Media’s subsidiaries, F1 and Quint.

LIBERTY LIVE GROUP – In the second quarter, $2 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to Liberty Live Group.

The businesses and assets attributed to Liberty Live Group consist of Liberty Media’s interest in Live Nation and other minority investments.

Share Repurchases

There were no repurchases of Liberty Media’s common stock from May 1 through July 31, 2024. The total remaining repurchase authorization for Liberty Media as of August 1, 2024 is $1.1 billion and can be applied to repurchases of common shares of any of the Liberty Media tracking stocks.

FOOTNOTES

1)	Liberty Media will discuss these headlines and other matters on Liberty Media's earnings conference call that will begin at 10:00 a.m. (E.T.) on August 8, 2024. For information regarding how to access the call, please see “Important Notice” later in this document.
2)	For definitions of Adjusted OIBDA (as defined by Liberty Media) and adjusted EBITDA and free cash flow (as defined by SiriusXM) and applicable reconciliations see the accompanying schedules.

NOTES

The following financial information with respect to Liberty Media's equity affiliates, available for sale securities, cash and debt is intended to supplement Liberty Media's condensed consolidated balance sheet and statement of operations to be included in its Form 10-Q for the period ended June 30, 2024.

Fair Value of Corporate Public Holdings

(amounts in millions)	3/31/2024	6/30/2024
Liberty SiriusXM Group	N/A	N/A

Formula One Group
Other Monetizable Public Holdings(a)	50	50
Total Formula One Group	$50	$50

Liberty Live Group
Live Nation Investment(b)	7,366	6,529
Other Monetizable Public Holdings(a)	125	-
Total Liberty Live Group	$7,491	$6,529

Total Liberty Media	$7,541	$6,579

a)	Represents the carrying value of other public holdings that are accounted for at fair value. Formula One Group purchased $50 million of time deposits during the first quarter of 2024 which are classified as short term marketable securities. Liberty Live Group liquidated $107 million of exchange-traded funds during the second quarter of 2024.
b)	Represents the fair value of the equity investment in Live Nation. In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its condensed consolidated balance sheet at $290 million and $319 million as of March 31, 2024 and June 30, 2024, respectively.

Cash and Debt

The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	3/31/2024	6/30/2024
Cash and Cash Equivalents Attributable to:
Liberty SiriusXM Group(a)	$135	$188
Formula One Group(b)	1,233	1,491
Liberty Live Group	298	406
Total Consolidated Cash and Cash Equivalents (GAAP)	$1,666	$2,085

Debt:
SiriusXM senior notes(c)	$8,750	$8,750
3.75% convertible notes due 2028(d)	575	575
2.75% SiriusXM exchangeable senior debentures due 2049(d)	585	585
SiriusXM margin loan	630	595
Other subsidiary debt(e)	530	350
Total Attributed Liberty SiriusXM Group Debt	$11,070	$10,855
Unamortized discount, fair market value adjustment and deferred loan costs	52	(42)
Total Attributed Liberty SiriusXM Group Debt (GAAP)	$11,122	$10,813

2.25% convertible notes due 2027(d)	475	475
Formula 1 term loan and revolving credit facility	2,398	2,389
Other corporate level debt	56	56
Total Attributed Formula One Group Debt	$2,929	$2,920
Fair market value adjustment	(27)	(8)
Total Attributed Formula One Group Debt (GAAP)	$2,902	$2,912
Formula 1 leverage(f)	1.7x	1.3x

0.5% Live Nation exchangeable senior debentures due 2050(d)	62	62
2.375% Live Nation exchangeable senior debentures due 2053(d)	1,150	1,150
Live Nation margin loan	—	—
Total Attributed Liberty Live Group Debt	$1,212	$1,212
Unamortized discount, fair market value adjustment and deferred loan costs	206	91
Total Attributed Liberty Live Group Debt (GAAP)	$1,418	$1,303

Total Liberty Media Corporation Debt (GAAP)	$15,442	$15,028

a)	Includes $71 million and $100 million of cash held at SiriusXM as of March 31, 2024 and June 30, 2024, respectively.
b)	Includes $1,016 million and $1,245 million of cash held at F1 as of March 31, 2024 and June 30, 2024, respectively, and $60 million and $58 million of cash held at Quint as of March 31, 2024 and June 30, 2024, respectively.
c)	Outstanding principal amount of Senior Notes or Term Loan with no reduction for the net unamortized discount.
d)	Face amount of the convertible notes and exchangeable debentures with no fair market value adjustment.
e)	Includes SiriusXM revolving credit facility and term loan.
f)	As defined in F1’s credit facilities for covenant calculations.

Liberty Media and its consolidated subsidiaries are in compliance with their debt covenants as of June 30, 2024.

Total cash and cash equivalents attributed to Liberty SiriusXM Group increased $53 million in the second quarter as cash from operations at SiriusXM more than offset debt repayment at both SiriusXM and Liberty SiriusXM Group and capital expenditures and return of capital at SiriusXM. Included in the cash and cash equivalents balance attributed to Liberty SiriusXM Group at June 30, 2024 is $100 million held at SiriusXM. Although SiriusXM is a consolidated subsidiary, it is a separate public company with a non-controlling interest, therefore Liberty Media does not have ready access to SiriusXM’s cash balance. Liberty SiriusXM Group received $86 million of dividends from SiriusXM during the quarter.

Total debt attributed to Liberty SiriusXM Group decreased $215 million during the quarter due to net debt repayment at SiriusXM and Liberty SiriusXM Group repaying $35 million under its SiriusXM margin loan.

Total cash and cash equivalents attributed to Formula One Group increased $258 million during the quarter due to cash from operations at F1. Total debt at Formula One Group was relatively flat in the second quarter.

Total cash and cash equivalents attributed to Liberty Live Group increased $108 million during the second quarter primarily due to the monetization of exchange-traded funds. Total debt attributed to Liberty Live Group was flat during the quarter.

Important Notice: Liberty Media Corporation (Nasdaq: LSXMA, LSXMB, LSXMK, FWONA, FWONK, LLYVA, LLYVK) will discuss Liberty Media's earnings release on a conference call which will begin at 10:00 a.m. (E.T.) on August 8, 2024.  The call can be accessed by dialing (877) 704-2829 or (215) 268-9864, passcode 13742818 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertymedia.com/investors/news-events/ir-calendar.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial performance and prospects, the planned combination of Liberty SiriusXM Group and SiriusXM (the “Proposed Combination”), the planned acquisition of MotoGP, expectation’s regarding SiriusXM’s and Live Nation’s businesses and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of all conditions to the Proposed Combination, the satisfaction of all conditions to closing for the transaction with MotoGP, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the unfavorable outcome of pending or future litigation, the failure to realize benefits of acquisitions, rapid technological and industry change, failure of third parties to perform, continued access to capital on terms acceptable to Liberty Media and changes in law, including consumer protection laws, and their enforcement. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

LIBERTY MEDIA CORPORATION

BALANCE SHEET INFORMATION

June 30, 2024 (unaudited)

	Attributed
	Liberty	Formula	Liberty
	SiriusXM	One	Live	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$188	1,491	406	2,085
Trade and other receivables, net	644	182	—	826
Other current assets	365	363	—	728
Total current assets	1,197	2,036	406	3,639
Investments in affiliates, accounted for using the equity method	1,601	37	345	1,983

Property and equipment, at cost	3,299	991	—	4,290
Accumulated depreciation	(2,001)	(166)	—	(2,167)
	1,298	825	—	2,123

Intangible assets not subject to amortization
Goodwill	15,209	4,191	—	19,400
FCC licenses	8,600	—	—	8,600
Other	1,242	—	—	1,242
	25,051	4,191	—	29,242
Intangible assets subject to amortization, net	1,001	2,827	—	3,828
Other assets	673	894	249	1,817
Total assets	$30,821	10,810	1,000	42,632

Liabilities and Equity
Current liabilities:
Intergroup payable (receivable)	$38	(44)	6	—
Accounts payable and accrued liabilities	1,296	472	—	1,768
Current portion of debt	581	37	67	685
Deferred revenue	1,128	712	—	1,840
Other current liabilities	142	37	—	179
Total current liabilities	3,185	1,214	73	4,472
Long-term debt	10,232	2,875	1,236	14,343
Deferred income tax liabilities	2,371	—	(162)	2,210
Other liabilities	1,227	173	—	1,400
Total liabilities	17,015	4,262	1,147	22,425
Equity / Attributed net assets	10,682	6,548	(170)	17,060
Noncontrolling interests in equity of subsidiaries	3,124	—	23	3,147
Total liabilities and equity	$30,821	10,810	1,000	42,632

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS INFORMATION
Three months ended June 30, 2024 (unaudited)

	Attributed
	Liberty	Formula	Liberty
	SiriusXM	One	Live	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Sirius XM Holdings revenue	$2,178	—	—	2,178
Formula 1 revenue	—	853	—	853
Other revenue	—	135	—	135
Total revenue	2,178	988	—	3,166
Operating costs and expenses, including stock-based compensation:
Cost of Sirius XM Holdings services (exclusive of depreciation shown separately below):
Revenue share and royalties	708	—	—	708
Programming and content(1)	148	—	—	148
Customer service and billing(1)	108	—	—	108
Other(1)	59	—	—	59
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	—	639	—	639
Other cost of sales	—	94	—	94
Subscriber acquisition costs	92	—	—	92
Other operating expenses(1)	71	5	—	76
Selling, general and administrative(1)	361	91	2	454
Impairment, restructuring and acquisition costs	4	11	—	15
Depreciation and amortization	156	89	—	245
	1,707	929	2	2,638
Operating income (loss)	471	59	(2)	528
Other income (expense):
Interest expense	(126)	(53)	(7)	(186)
Share of earnings (losses) of affiliates, net	1	(2)	85	84
Realized and unrealized gains (losses) on financial instruments, net	82	(1)	88	169
Other, net	2	20	6	28
	(41)	(36)	172	95
Earnings (loss) before income taxes	430	23	170	623
Income tax (expense) benefit	(81)	1	(36)	(116)
Net earnings (loss)	349	24	134	507
Less net earnings (loss) attributable to the noncontrolling interests	50	—	—	50
Net earnings (loss) attributable to Liberty stockholders	$299	24	134	457

(1) Includes stock-based compensation expense as follows:
Programming and content	8	—	—	8
Customer service and billing	1	—	—	1
Other	2	—	—	2
Other operating expenses	11	—	—	11
Selling, general and administrative	26	6	1	33
Stock compensation expense	$48	6	1	55

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS INFORMATION
Three months ended June 30, 2023 (unaudited)

	Attributed
	Liberty	Formula
	SiriusXM	One	Braves	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Sirius XM Holdings revenue	$2,250	—	—	2,250
Formula 1 revenue	—	724	—	724
Other revenue	—	—	270	270
Total revenue	2,250	724	270	3,244
Operating costs and expenses, including stock-based compensation:
Cost of Sirius XM Holdings services (exclusive of depreciation shown separately below):
Revenue share and royalties	732	—	—	732
Programming and content(1)	153	—	—	153
Customer service and billing(1)	124	—	—	124
Other(1)	54	—	—	54
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	—	519	—	519
Subscriber acquisition costs	93	—	—	93
Other operating expenses(1)	83	—	197	280
Selling, general and administrative(1)	387	69	34	490
Impairment, restructuring and acquisition costs	18	—	1	19
Depreciation and amortization	154	84	19	257
	1,798	672	251	2,721
Operating income (loss)	452	52	19	523
Other income (expense):
Interest expense	(137)	(54)	(9)	(200)
Share of earnings (losses) of affiliates, net	79	(1)	12	90
Realized and unrealized gains (losses) on financial instruments, net	(164)	64	4	(96)
Unrealized gains (losses) on intergroup interests	10	40	(50)	—
Other, net	23	24	3	50
	(189)	73	(40)	(156)
Earnings (loss) before income taxes	263	125	(21)	367
Income tax (expense) benefit	(46)	(10)	(8)	(64)
Net earnings (loss)	217	115	(29)	303
Less net earnings (loss) attributable to the noncontrolling interests	51	(1)	—	50
Net earnings (loss) attributable to Liberty stockholders	$166	116	(29)	253

(1) Includes stock-based compensation expense as follows:
Programming and content	8	—	—	8
Customer service and billing	2	—	—	2
Other	1	—	—	1
Other operating expenses	11	—	—	11
Selling, general and administrative	24	5	3	32
Stock compensation expense	$46	5	3	54

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Six months ended June 30, 2024 (unaudited)

	Attributed
	Liberty	Formula	Liberty
	SiriusXM	One	Live	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$590	101	61	752
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	311	175	—	486
Stock-based compensation	96	18	2	116
Non-cash impairment and restructuring costs	1	—	—	1
Share of (earnings) loss of affiliates, net	(6)	5	(64)	(65)
Realized and unrealized (gains) losses on financial instruments, net	(100)	(47)	(19)	(166)
Deferred income tax expense (benefit)	(19)	2	13	(4)
Intergroup tax allocation	59	(62)	3	—
Intergroup tax (payments) receipts	(83)	80	3	—
Other charges (credits), net	73	5	(4)	74
Changes in operating assets and liabilities
Current and other assets	74	(79)	2	(3)
Payables and other liabilities	(243)	203	(4)	(44)
Net cash provided (used) by operating activities	753	401	(7)	1,147
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(202)	(1)	—	(203)
Cash proceeds from dispositions	—	—	107	107
Cash (paid) received for acquisitions, net of cash acquired	—	(205)	—	(205)
Capital expended for property and equipment, including internal-use software and website development	(347)	(40)	—	(387)
Other investing activities, net	(1)	(62)	1	(62)
Net cash provided (used) by investing activities	(550)	(308)	108	(750)
Cash flows from financing activities:
Borrowings of debt	1,352	10	—	1,362
Repayments of debt	(1,605)	(31)	—	(1,636)
Cash dividends paid by subsidiary	(34)	—	—	(34)
Taxes paid in lieu of shares issued for stock-based compensation	(23)	(7)	(1)	(31)
Other financing activities, net	(4)	34	1	31
Net cash provided (used) by financing activities	(314)	6	—	(308)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	—	(8)	—	(8)
Net increase (decrease) in cash, cash equivalents and restricted cash	(111)	91	101	81
Cash, cash equivalents and restricted cash at beginning of period	315	1,408	305	2,028
Cash, cash equivalents and restricted cash at end of period	$204	1,499	406	2,109

Cash and cash equivalents	$188	1,491	406	2,085
Restricted cash included in other current assets	8	8	—	16
Restricted cash included in other assets	8	—	—	8
Total cash and cash equivalents and restricted cash at end of period	$204	1,499	406	2,109

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Six months ended June 30, 2023 (unaudited)

	Attributed
	Liberty	Formula
	SiriusXM	One	Braves	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$437	6	(88)	355
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	315	168	34	517
Stock-based compensation	94	10	6	110
Non-cash impairment and restructuring costs	21	—	—	21
Share of (earnings) loss of affiliates, net	(72)	3	(11)	(80)
Unrealized (gains) losses on intergroup interests, net	(64)	1	63	—
Realized and unrealized (gains) losses on financial instruments, net	162	(17)	(3)	142
Deferred income tax expense (benefit)	(33)	1	(3)	(35)
Intergroup tax allocation	86	(84)	(2)	—
Intergroup tax (payments) receipts	(33)	36	(3)	—
Other charges (credits), net	(12)	—	4	(8)
Changes in operating assets and liabilities
Current and other assets	1	(91)	(5)	(95)
Payables and other liabilities	(48)	275	44	271
Net cash provided (used) by operating activities	854	308	36	1,198
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(41)	(173)	—	(214)
Cash proceeds from dispositions	(1)	68	—	67
Capital expended for property and equipment, including internal-use software and website development	(334)	(180)	(30)	(544)
Other investing activities, net	(1)	(19)	—	(20)
Net cash provided (used) by investing activities	(377)	(304)	(30)	(711)
Cash flows from financing activities:
Borrowings of debt	2,048	—	16	2,064
Repayments of debt	(2,563)	(59)	(19)	(2,641)
Settlement of intergroup interests	202	(202)	—	—
Subsidiary shares repurchased by subsidiary	(199)	—	—	(199)
Cash dividends paid by subsidiary	(33)	—	—	(33)
Taxes paid in lieu of shares issued for stock-based compensation	(19)	(8)	(1)	(28)
Other financing activities, net	36	19	8	63
Net cash provided (used) by financing activities	(528)	(250)	4	(774)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	—	2	—	2
Net increase (decrease) in cash, cash equivalents and restricted cash	(51)	(244)	10	(285)
Cash, cash equivalents and restricted cash at beginning of period	370	1,733	173	2,276
Cash, cash equivalents and restricted cash at end of period	$319	1,489	183	1,991

Cash and cash equivalents	$311	1,489	131	1,931
Restricted cash included in other current assets	—	—	52	52
Restricted cash included in other assets	8	—	—	8
Total cash and cash equivalents and restricted cash at end of period	$319	1,489	183	1,991

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for Liberty SiriusXM Group, Formula One Group, Liberty Live Group and the former Braves Group, together with reconciliations to operating income, as determined under GAAP.  Liberty Media defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and other related costs and impairment charges.

Liberty Media believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because Adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for Liberty Media to operating income (loss) calculated in accordance with GAAP for the three months ended June 30, 2023 and June 30, 2024, respectively.

QUARTERLY SUMMARY

(amounts in millions)	2Q23		2Q24
Liberty SiriusXM Group
Operating income		$452		$471
Depreciation and amortization		154		156
Stock compensation expense		46		48
Legal settlements and reserves		24		—
Impairment, restructuring and acquisition costs(a)		18		4
Adjusted OIBDA		$694		$679

Formula One Group
Operating income		$52		$59
Depreciation and amortization		84		89
Stock compensation expense		5		6
Impairment, restructuring and acquisition costs(b)		—		11
Adjusted OIBDA		$141		$165

Liberty Live Group
Operating income	$	N/A		$(2)
Depreciation and amortization		N/A		—
Stock compensation expense		N/A		1
Adjusted OIBDA	$	N/A		$(1)

Braves Group
Operating income		$19	$	N/A
Depreciation and amortization		19		N/A
Stock compensation expense		3		N/A
Impairment, restructuring and acquisition costs		1		N/A
Adjusted OIBDA		$42	$	N/A

Liberty Media Corporation (Consolidated)
Operating income		$523		$528
Depreciation and amortization		257		245
Stock compensation expense		54		55
Legal settlements and reserves		24		—
Impairment, restructuring and acquisition costs		19		15
Adjusted OIBDA		$877		$843

(a)	During the three months ended June 30, 2024, Sirius XM Holdings recorded $3 million associated with severance and other employee costs and $1 million of impairments, primarily related to vacated office space. During the three months ended June 30, 2023, SiriusXM recorded impairments primarily related to terminated software projects of $10 million, severance and other related costs of $5 million and a cost-method investment impairment of $2 million.
(b)	During the three months ended June 30, 2024, Formula One Group incurred $11 million of costs related to corporate acquisitions.

SCHEDULE 2

This press release also includes a presentation of adjusted EBITDA of SiriusXM, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone net income, as determined under GAAP.  SiriusXM defines adjusted EBITDA as net income before interest expense, income tax expense and depreciation and amortization. SiriusXM adjusts EBITDA to exclude the impact of other expense (income) as well as certain other charges discussed below. Adjusted EBITDA is a non-GAAP financial measure that excludes or adjusts for (if applicable): (i) loss on extinguishment of debt, (ii) share-based payment expense, (iii) impairment, restructuring and acquisition costs, (iv) legal settlements/reserves and (v) other significant operating expense (income) that do not relate to the on-going performance of SiriusXM’s business. SiriusXM believes adjusted EBITDA is a useful measure of the underlying trend of its operating performance, which provides useful information about its business apart from the costs associated with its capital structure and purchase price accounting. SiriusXM believes investors find this non-GAAP financial measure useful when analyzing past operating performance with current performance and comparing SiriusXM’s operating performance to the performance of other communications, entertainment and media companies. SiriusXM believes investors use adjusted EBITDA to estimate current enterprise value and to make investment decisions. As a result of large capital investments in SiriusXM’s satellite radio system, its results of operations reflect significant charges for depreciation expense. SiriusXM believes the exclusion of share-based payment expense is useful as it is not directly related to the operational conditions of its business. SiriusXM also believes the exclusion of the legal settlements and reserves, impairment, restructuring and acquisition related costs, to the extent they occur during the period, is useful as they are significant expenses not incurred as part of its normal operations for the period.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to SiriusXM’s consolidated statements of comprehensive income of certain expenses, including share-based payment expense.  SiriusXM endeavors to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measure. Investors that wish to compare and evaluate SiriusXM’s operating results after giving effect for these costs, should refer to net income as disclosed in SiriusXM’s unaudited consolidated statements of comprehensive income. Since adjusted EBITDA is a non-GAAP financial performance measure, SiriusXM’s calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.  The reconciliation of net income to the adjusted EBITDA is calculated as follows:

	Unaudited
	For the Three Months Ended
	June 30,
	2023	2024
($ in millions)
Net income:	$310	$316
Add back items excluded from Adjusted EBITDA:
Legal settlements and reserves	24	—
Impairment, restructuring and acquisition costs	18	18
Share-based payment expense	42	46
Depreciation and amortization	139	133
Interest expense	107	102
Other (income)	—	(2)
Income tax expense	62	89
Adjusted EBITDA	$702	$702

SCHEDULE 3

This press release includes a presentation of free cash flow of SiriusXM, which is a non-GAAP financial measure used by SiriusXM, together with a reconciliation to SiriusXM's stand-alone cash flow provided by operating activities, as determined under GAAP. SiriusXM’s free cash flow is derived from cash flow provided by operating activities, net of additions to property and equipment and purchases of other investments. Free cash flow is a metric that SiriusXM’s management and board of directors use to evaluate the cash generated by its operations, net of capital expenditures and other investment activity. In a capital intensive business, with significant investments in satellites, SiriusXM looks at its operating cash flow, net of these investing cash outflows, to determine cash available for future subscriber acquisition and capital expenditures, to repurchase or retire debt, to acquire other companies and to evaluate its ability to return capital to stockholders. SiriusXM excludes from free cash flow certain items that do not relate to the on-going performance of its business, such as cash flows related to acquisitions, strategic and short-term investments, including tax efficient investments in clean energy and net loan activity with related parties and other equity investees. SiriusXM believes free cash flow is an indicator of the long-term financial stability of its business. Free cash flow, which is reconciled to "Net cash provided by operating activities," is a non-GAAP financial measure. This measure can be calculated by deducting amounts under the captions "Additions to property and equipment" and deducting or adding Restricted and other investment activity from "Net cash provided by operating activities" from the unaudited consolidated statements of cash flows. Free cash flow should be used in conjunction with other GAAP financial performance measures and may not be comparable to free cash flow measures presented by other companies. Free cash flow should be viewed as a supplemental measure rather than an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. Free cash flow is limited and does not represent remaining cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt maturities. SiriusXM believes free cash flow provides useful supplemental information to investors regarding its current cash flow, along with other GAAP measures (such as cash flows from operating and investing activities), to determine its financial condition, and to compare its operating performance to other communications, entertainment and media companies. Free cash flow is calculated as follows:

	Unaudited
	For the Three Months Ended
	June 30,
	2023	2024
($ in millions)
Cash flow information
Net cash provided by operating activities	$451	$514
Net cash used in investing activities	$(130)	$(194)
Net cash used in financing activities	$(323)	$(291)
Free cash flow
Net cash provided by operating activities	$451	$514
Additions to property and equipment	(128)	(173)
Sales of other investments	-	2
Free cash flow	$323	$343